                                                                   EXHIBIT 23(c)


     We hereby consent to the use of our opinion letter dated October 26, 1994 to the Board of Directors of NBB Bancorp, Inc. included as Exhibit B to the Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of NBB Bancorp, Inc. with and into Fleet Financial Group, Inc., and to the reference to such opinion in such Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            SALOMON BROTHERS INC


Date:  October 26, 1994